                       PURCHASE AND SALE AGREEMENT


                             by and between


                  PRUDENTIAL ACQUISITION FUND I, L.P.,
                     a Delaware limited partnership


                                   and


                   WCB PROPERTIES LIMITED PARTNERSHIP,
                     a Delaware limited partnership









                     Prudential Property No. PAF 1-3
                  Property Name:  One Executive Center
                     Location: 8500 Menaul Boulevard
                         Albuquerque, New Mexico




                         Date: September 6, 1996

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                                          2


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                            TABLE OF CONTENTS

                                                                     Page

 ARTICLE 1   SALE OF PROPERTY. . . . . . . . . . . . . . . . . . . . .  1
             1.1   Real Property . . . . . . . . . . . . . . . . . . .  1
             1.2   Personal Property . . . . . . . . . . . . . . . . .  1
             1.3   Other Property Rights . . . . . . . . . . . . . . .  1

 ARTICLE 2   PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . .  2
             2.1   Deposit Money . . . . . . . . . . . . . . . . . . .  2
             2.2   Cash at Closing . . . . . . . . . . . . . . . . . .  2

 ARTICLE 3   TITLE MATTERS . . . . . . . . . . . . . . . . . . . . . .  2
             3.1   Title to Real Property. . . . . . . . . . . . . . .  2
             3.2   Title Defects . . . . . . . . . . . . . . . . . . .  3
                   3.2.1     Certain
                              Exceptions
                              to Title . . . . . . . . . . . . . . . .  3
                   3.2.2     Discharge
                              of Title
                              Objections . . . . . . . . . . . . . . .  3
             3.3   Title Insurance . . . . . . . . . . . . . . . . . .  3

 ARTICLE 4   BUYER'S DUE DILIGENCE/CONDITION
              OF THE ROPERTY . . . . . . . . . . . . . . . . . . . . .  4


 ARTICLE 5   ADJUSTMENTS AND PRORATIONS. . . . . . . . . . . . . . . .  5
             5.1   Lease Rentals and Expenses. . . . . . . . . . . . .  5
                   5.1.1     Rents . . . . . . . . . . . . . . . . . .  5
                   5.1.2     Lease
                              Expenses . . . . . . . . . . . . . . . .  5
             5.2   Real Estate and Personal
                    Property Taxes . . . . . . . . . . . . . . . . . .  5
             5.3   Other Property Operating
                    Expenses . . . . . . . . . . . . . . . . . . . . .  6
             5.4   Closing Costs . . . . . . . . . . . . . . . . . . .  7
             5.5   Cash Security Deposits. . . . . . . . . . . . . . .  7
             5.6   Apportionment Credit. . . . . . . . . . . . . . . .  7
             5.7   Delayed Adjustment. . . . . . . . . . . . . . . . .  7

 ARTICLE 6   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .  7
             6.1   Closing Date. . . . . . . . . . . . . . . . . . . .  7
             6.2   Title Transfer and Payment of
                    Purchase Price . . . . . . . . . . . . . . . . . .  8
             6.3   Seller's Closing Deliveries . . . . . . . . . . . .  8
             6.4   Buyer Closing Deliveries. . . . . . . . . . . . . . 10


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             6.5   Delivery of Deed. . . . . . . . . . . . . . . . . . 11

 ARTICLE 7   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . 11
             7.1   Seller's Obligations. . . . . . . . . . . . . . . . 11
             7.2   Buyer's Obligations . . . . . . . . . . . . . . . . 12
             7.3   Waiver of Failure of
                    Conditions Precedent . . . . . . . . . . . . . . . 12

 ARTICLE 8   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . 13
             8.1   Buyer's Representations . . . . . . . . . . . . . . 13
                   8.1.1     Buyer's  Authorization  . . . . . . . . . 13
                   8.1.2     Buyer's  Financial Condition. . . . . . . 13
             8.2   Seller's Representations. . . . . . . . . . . . . . 13
                   8.2.1     Seller's Authorization. . . . . . . . . . 13
             8.3   Other Seller's Representations. . . . . . . . . . . 14
             8.3   General Provisions. . . . . . . . . . . . . . . . . 15
                   8.3.1     No Representation As to Leases  . . . . . 15
                   8.3.2     Definition of "Seller's Knowledge" . .. . 15
                   8.3.3     Seller's Representations Deemed
                             Modified . .  . . . . . . . . . . . . . . 15
                   8.3.4     Notice of Breach; Seller's Right to
                              Cure . . . . . . . . . . . . . . . . . . 15
                   8.3.5     Survival; Limitation on Seller's
                              Liability. . . . . . . . . . . . . . . . 16

 ARTICLE 9   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 17
             9.1   Buyer's Covenants . . . . . . . . . . . . . . . . . 17
                   9.1.1     Confidentiality . . . . . . . . . . . . . 17
                   9.1.2     Approvals not a Condition to
                             Buyer's Performance.  . . . . . . . . . . 17
                   9.1.3     Buyer's Indemnity; Delivery of
                              Reports. . . . . . . . . . . . . . . . . 18
             9.2   Seller's Covenants. . . . . . . . . . . . . . . . . 18
                   9.2.1     Service Contracts.  . . . . . . . . . . . 18
                   9.2.2     Maintenance of Property.. . . . . . . . . 18
                   9.2.3     Access to Property  and Property
                              Documents. . . . . . . . . . . . . . . . 18
             9.3   Mutual Covenants. . . . . . . . . . . . . . . . . . 19
                   9.3.1     Publicity . . . . . . . . . . . . . . . . 19
                   9.3.2     Broker. . . . . . . . . . . . . . . . . . 19
             9.3.3 Survival. . . . . . . . . . . . . . . . . . . . . . 19

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 ARTICLE 10  FAILURE OF CONDITIONS . . . . . . . . . . . . . . . . . . 20
             10.1  To Seller's Obligations . . . . . . . . . . . . . . 20
             10.2  To Buyer's Obligations. . . . . . . . . . . . . . . 20

 ARTICLE 11  CONDEMNATION/CASUALTY . . . . . . . . . . . . . . . . . . 21
             11.1  Condemnation. . . . . . . . . . . . . . . . . . . . 21
                   11.1.1    Right to Terminate. . . . . . . . . . . . 21
                   11.1.2    Assignment of Proceeds. . . . . . . . . . 21
             11.2  Destruction or Damage . . . . . . . . . . . . . . . 21
             11.3  Insurance . . . . . . . . . . . . . . . . . . . . . 22
             11.4  Effect of Termination . . . . . . . . . . . . . . . 22
             11.5  Waiver. . . . . . . . . . . . . . . . . . . . . . . 22

 ARTICLE 12  ESCROW. . . . . . . . . . . . . . . . . . . . . . . . . . 22

 ARTICLE 13  LEASING MATTERS . . . . . . . . . . . . . . . . . . . . . 24
             13.1  New Leases. . . . . . . . . . . . . . . . . . . . . 24
             13.2  Lease Expenses. . . . . . . . . . . . . . . . . . . 24
             13.3  Other Lease Activity. . . . . . . . . . . . . . . . 25
             13.4  Lease Enforcement . . . . . . . . . . . . . . . . . 26
             13.5  Lease Termination Prior to Closing. . . . . . . . . 26

 ARTICLE 14  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 26
             14.1  Buyer's Assignment. . . . . . . . . . . . . . . . . 26
             14.2  Designation Agreement . . . . . . . . . . . . . . . 27
             14.3  Survival/Merger . . . . . . . . . . . . . . . . . . 27
             14.4  Integration; Waiver . . . . . . . . . . . . . . . . 27
             14.5  Governing Law . . . . . . . . . . . . . . . . . . . 28
             14.6  Captions Not Binding;
                    Schedules and Exhibits . . . . . . . . . . . . . . 28
             14.7  Binding Effect. . . . . . . . . . . . . . . . . . . 28
             14.8  Severability. . . . . . . . . . . . . . . . . . . . 28
             14.9  Notices . . . . . . . . . . . . . . . . . . . . . . 28
             14.10 Counterparts. . . . . . . . . . . . . . . . . . . . 29
             14.11 No Recordation. . . . . . . . . . . . . . . . . . . 29
             14.12 Additional Agreements; Further
                    Assurances . . . . . . . . . . . . . . . . . . . . 30
             14.13 Construction. . . . . . . . . . . . . . . . . . . . 30
             14.14 ERISA . . . . . . . . . . . . . . . . . . . . . . . 30
             14.15 Business Day. . . . . . . . . . . . . . . . . . . . 30
             14.16 Seller's Maximum Aggregate Liability. . . . . . . . 31

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                                          iv

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EXHIBITS

 Exhibit A    Legal Description
 Exhibit B    List of Contracts And Leasing Commissions Due
 Exhibit C    List of Licenses, Permits and Authorizations
 Exhibit D    Seller's Environmental Reports
 Exhibit E    Form of Buyer's AS-IS Certificate
 Exhibit F    Form of Special Warranty Deed
 Exhibit G    Form of Bill of Sale
 Exhibit H    Form of Assignment of Leases
 Exhibit I    List of Leases
 Exhibit J    Form of Assignment of Contracts
 Exhibit K-1  List of Major Tenants
 Exhibit K-2  Form of Tenant Estoppel Letter
 Exhibit K-3  Form of Seller's Estoppel Certificate
 Exhibit L    Form of Notice to Tenants
 Exhibit M    Form of Seller's FIRPTA Affidavit
 Exhibit N    Form of Buyer's ERISA Representation
 Exhibit O    Litigation Notices, Contract Defaults,
               Governmental Violations and Lease Defaults

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
                       PURCHASE AND SALE AGREEMENT

             THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made this 6th day of September, 1996, by and between PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Seller"), and WCB PROPERTIES LIMITED
 PARTNERSHIP, a Delaware limited partnership ("Buyer").


                          W I T N E S S E T H:

             In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:


                      ARTICLE 1 - SALE OF PROPERTY

             Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the following (herein collectively called the "Property"):

             1.1   Real Property.  That certain parcel of
 real estate located in Albuquerque, New Mexico and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "Real Property"); and

             1.2 Personal Property. All tangible personal property owned by Seller (excluding any computer or computer equipment and software owned by Seller or Seller's property manager, Terranomics Retail Services (the "Property Manager")), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding appraisals, budgets, Seller's strategic plans for the Property, marketing information, submissions relating to Seller's obtaining of corporate authorization, or other information in the possession or control of Seller or the Property Manager which is privileged (provided that inadvertent disclosure shall not constitute a waiver of any privilege)) relating to the Real Property (herein collectively called the "Personal Property"); and

             1.3   Other Property Rights.  (a) Seller's
 interest as landlord in all Leases (as defined in Section 6.3(c)); and (b) if and to the extent assignable by Seller,
 (i) all service, supply, maintenance, utility and commission agreements, all equipment leases, and other agreements relating to the Property that are described in Exhibit B attached hereto and incorporated herein by this reference, and (ii) all licenses, permits and other written authorizations

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 necessary for the use, operation or ownership
 of the Real Property or Personal Property and in Seller's possession or control that are described in Exhibit C (the rights and interests of Seller described in clauses (a) and
 (b) hereinabove being herein collectively called the "Other
 Property Rights").


                       ARTICLE 2 - PURCHASE PRICE

             The total purchase price to be paid by Buyer for the purchase of the Property is the sum of SEVEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,300,000) in immediately available funds (the "Purchase Price"). The Purchase Price shall be paid in the following manner:

             2.1 Deposit Money. At the expiration of the Due Diligence Period, provided that the Agreement shall continue to be effective, Buyer shall deposit the sum of SEVENTY-THREE THOUSAND AND NO/100 DOLLARS ($73,000) in immediately available funds as a deposit (the "Deposit") with Fidelity Title Company whose mailing address is One Executive Center, 8500 Menaul Boulevard, Albuquerque, New Mexico _______, Attention: Richard Davis, as escrow agent ("Escrow Agent"). The Deposit shall be non-refundable except as herein provided and shall be held and delivered by Escrow Agent in accordance with the provisions of Article 12. Any interest earned on the Deposit shall be considered a part of the Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

             2.2   Cash at Closing.  On the Closing Date,
 Buyer shall pay to Seller an amount equal to the difference between (a) the Purchase Price, and (b) the amount of the Deposit as of the Closing Date (the "Balance"), subject to the prorations and adjustments set forth in Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 6.2.


                        ARTICLE 3 - TITLE MATTERS

             3.1   Title to Real Property.  Buyer shall
 obtain (a) Fidelity Title Company's (the "Title Company") commitment to issue an Owner's Policy of Title Insurance with respect to the Property (the "Title Report"), (b) copies of all recorded documents referred to on Schedule B of the Title Report as exceptions to coverage (the "Title Documents"), and
 (c) a certified ALTA survey of the Property, prepared by Clint Sherrill & Assoc. (the "Survey").

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             3.2   Title Defects.

              3.2.1 Certain Exceptions to Title. Buyer shall have the right to approve in writing the Title Report, Title Documents and Survey prior to the end of the Due Diligence Period (as defined in Section 4.1). Unless Buyer shall have approved such matters prior to the end of the Due Diligence Period, all matters constituting exceptions to title which are evidenced by the Title Report, Title Documents or Survey, including all amendments thereto, shall be deemed disapproved by Buyer (any such matters which are approved by Buyer prior to the end of the Due Diligence Period shall be referred to herein as "Permitted Exceptions"). Any exceptions which are objected to or deemed disapproved by Buyer in accordance with the foregoing provisions of this Section 3.2.1 shall be herein collectively called the "Title Objections." Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections. Seller shall notify Buyer in writing within five (5) days after the later (a) of receipt of Buyer's notice of Title Objections and, (b) if any Title Objections result from deemed disapproval, the end of the Due Diligence Period, whether Seller elects to remove the same. If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if Seller elects not to remove one or more Title Objections, Buyer may elect to either (x) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (y) waive such Title Objections, in which event such Title Objections shall be deemed "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

              3.2.2     Discharge of Title Objections.  If
     on the Closing Date there are any Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the Balance that would otherwise be disbursed to Seller to satisfy the same, provided Seller shall deliver to Buyer at the Closing instruments in recordable form and sufficient to satisfy such Title Objections of record, together with the cost of recording or filing such instruments, or provided that Seller shall cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

             3.3 Title Insurance. At Closing, the Title Company shall issue to Buyer an ALTA Owner's Form of Title Insurance Policy (Form B-1970) (the "Owner's Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide, at Buyer's sole cost and expense, such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that
 (a) such endorsements (or

                                      3
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 amendments) shall be at no cost or  additional liability to Seller,
 (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the "Transaction") without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.



       ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

             Buyer acknowledges that commencing prior to the execution of this Agreement and continuing for a period which will expire on September 30, 1996 (the "Due Diligence Period"), Buyer has conducted, and shall continue to conduct, its examinations, inspections, testing, studies and/or investigations (herein collectively called the "Due Diligence") of the Property and information regarding the Property. In connection with Buyer's Due Diligence, Seller shall deliver to Buyer on or before September 23, 1996, copies of the executed estoppel certificates, the originals of which are to be delivered to Buyer at Closing pursuant to
 Section 6.3(e); provided, however, that in the event Seller fails to deliver all such estoppel certificates by such date, Buyer's sole remedy shall be an extension of the end of the Due Diligence Period, with respect only to Buyer's review of such outstanding estoppel certificates, by one business day for each business day after September 23, 1996 that Seller has failed to deliver all such estoppel certificates; provided, further, however, that if Seller has failed to deliver such estoppel certificates by October 7, 1996, then this agreement shall terminate without further action of the parties and Seller and Buyer shall be relieved of all of their obligations hereunder, except for those provisions that by their terms survive the termination of this Agreement unless, prior to the expiration of said date, Buyer delivers to Seller written notice of its election to have this Agreement remain in effect. Notwithstanding the foregoing, the Due Diligence Period, with respect to all matters other than Buyer's review of such outstanding estoppel certificates, shall expire on September 30, 1996, and, with respect to Buyer's review of such outstanding estoppel certificates, shall expire no later than October 14, 1996. This Agreement shall terminate without further action of the parties upon the expiration of the Due Diligence Period unless prior thereto Buyer delivers to Seller written notice of its election to have this Agreement remain in effect. If this Agreement remains in effect following the expiration of the Due Diligence Period as a result of Buyer's election, then Buyer and Seller each acknowledge and agree that Buyer shall have no additional period after the expiration of the Due Diligence Period to conduct further physical Due Diligence or regarding the Property. At Closing and as a material inducement for Seller to consummate the Transaction, Buyer will deliver a certification in the form of Exhibit E attached hereto and incorporated herein by this reference.


                 ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

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             The following adjustments and prorations shall
 be made at Closing:

             5.1   Lease Rentals and Expenses.

              5.1.1     Rents.  All collected rents and
     other payments from tenants under the leases shall be prorated between Seller and Buyer as of the day prior to the Closing Date. Seller shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges, and other revenue of any kind attributable to any period under the Leases to but not including the Closing Date. Buyer shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but Buyer shall make a good faith effort to collect the same on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all rents, escalations and other reimbursements due landlord under the Leases collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property; provided, that Seller shall not disturb a tenant's possessory right in its premises. Seller's rights under the immediately preceding sentence shall survive the Closing and not be merged therein. Buyer shall receive a credit against the Purchase Price for pre-paid rentals held by Seller covering the period post-Closing.

              5.1.2     Lease Expenses.  At Closing, Buyer
     shall reimburse Seller for the Lease Expenses (as defined in Section 13.2) to the extent required by the terms of Section 13.2.

             5.2 Real Estate and Personal Property Taxes. Real estate and personal property taxes shall be prorated on an accrual basis for the current tax year, regardless of the year of assessment as of midnight of the day prior to the Closing Date. Seller shall pay all real estate and personal property taxes due with respect to the Property for the period prior to midnight of the Closing Date and shall be entitled to all tax refunds and credits due with respect to the Property for the period prior to midnight of the Closing Date, without regard to the year assessed. Buyer shall pay all real estate and personal property taxes due with respect to the Property for the period subsequent to midnight of the Closing Date and shall be entitled to all tax refunds and credits due with respect to the Property for the period subsequent to midnight of the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.7. Seller shall be entitled, after Closing, to pursue tenants under the Leases for reimbursement of real estate taxes, or the recovery of any increase in real estate taxes, for any tax period with respect to the Property prior to midnight of the Closing Date; provided that Seller shall not disturb a tenant's possessory right in its premises. Buyer shall not be entitled to a credit for any amounts that the owner of the Property is to be reimbursed by tenants of the Property with respect to taxes attributable to Buyer's period of ownership of the Property, the burden of collecting such tax reimbursements being solely on Buyer. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein. To the extent not paid by tenants, Seller shall pay all installments of special assessments payable prior to the Closing Date and Buyer shall pay all installments of special assessments payable on and after the Closing Date; provided, however, that Seller shall not be responsible for any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof.

             5.3   Other Property Operating Expenses.
 Operating expenses for the Property shall be prorated as of midnight of the day prior to the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within thirty (30) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date.

             5.4   Closing Costs.  Buyer shall pay all
 premiums and charges of the Title Company for any and all endorsements to the Owner's Title Policy, one-half (1/2) of all escrow or closing charges, all costs of Buyer's Due Diligence and any other costs customarily paid by the buyer pursuant to local practice. Seller shall pay all premiums and charges (not to exceed Twenty-One Thousand Three Hundred Thirty-Five Dollars ($21,335)) of the Title Company for the Owner's Title Policy (excluding endorsements), the cost of the Survey, all recording and filing charges in connection with the instruments by which Seller conveys the Property, one-half (1/2) of all escrow or closing charges and any other costs customarily paid by the seller pursuant to local practice. Except as otherwise agreed by the parties, each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

             5.5   Cash Security Deposits.  At Closing,
 Seller shall give Buyer a credit against the Balance in the aggregate amount of the unapplied cash security deposits then held by Seller under the Leases and any interest thereon less, any administrative or similar charges to which Seller may be entitled under applicable law.

             5.6 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Balance in the amount of such credit balance, or (ii) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Balance.

             5.7   Delayed Adjustment.  If at any time
 following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. The provisions of this
 Section 5.7 shall survive the Closing and not be merged therein.


                           ARTICLE 6 - CLOSING

             Buyer and Seller hereby agree that the
 Transaction shall be consummated as follows:

             6.1   Closing Date.  Subject to Seller's and
 Buyer's right to extend the Closing as provided in this Agreement, the Transaction shall close ("Closing") on October 15, 1996 (the "Closing Date"). Closing shall be through escrow. The Closing shall take place at 8:00 a.m. Mountain Time. Buyer and Seller shall conduct a "pre-closing" on the last business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed in time to permit an 8:00 a.m. closing on the Closing Date as set forth in Section 6.2. Time is of the essence with respect to the Closing Date.

            6.2   Title Transfer and Payment of Purchase
 Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey title to the Real Property to Buyer by special warranty deed upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to deliver the payment specified in Section 2.2 by timely delivering the same to the Escrow Agent no later than 8:00 a.m. Pacific Time on the Closing Date.

             6.3   Seller's Closing Deliveries.  At the
 Closing, Seller shall deliver or cause to be delivered to the Escrow Agent the following:

              (a)  Deed.  A warranty deed substantially in
     the form of Exhibit F attached hereto and incorporated herein by this reference, conveying to Buyer all of Seller's right, title and interest in and to the Real
     Property, subject only to the Permitted Exceptions
     ("Deed").

              (b) Bill of Sale. A bill of sale in the form of Exhibit G attached hereto and incorporated herein by this reference conveying all of Seller's right, title and interest in and to the Personal Property.

              (c)  Assignment of Tenant Leases.  An
     assignment and assumption of tenant leases, in the form of Exhibit H attached hereto and incorporated herein by this reference ("Assignment of Leases") transferring all of Seller's interest in the tenant space leases encumbering the Property on the Closing Date described in Exhibit I attached hereto and incorporated herein by this reference (as updated at Closing) and any amendments, guarantees and other documents relating thereto (herein collectively called the "Leases"), together with all assignable non-cash security deposits deposited by the tenants thereunder and not applied by Seller in accordance with the terms of the Leases.

              (d)  Assignment of Equipment Leases,
     Commission Agreements and Service Contracts. An assignment and assumption of equipment leases, commission agreements, service contracts, warranties and guaranties and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit J attached hereto and incorporated herein by this reference ("Assignment of Contracts"), transferring, to the extent assignable, without liability or expense to Seller, all of Seller's interest in the equipment leases and any lease commission agreements in effect at the Property on the Closing Date, all uncanceled service contracts encumbering the Property on the Closing Date, all warranties and guaranties which remain in effect on the Closing Date and any Other Property Rights not otherwise transferred to Buyer (all of the foregoing being herein collectively called the "Contracts"). Seller shall not assign any existing management agreement or any contracts or policies of insurance for the Property.

              (e)  Estoppel Letters.   Executed estoppel
     letters from (a) each of those tenants identified on Exhibit K-1 attached hereto and incorporated herein by this reference as "Major Tenants" (the "Major Tenants"), and (b) all other tenants (the "Other Tenants"). All of such estoppel letters shall be dated no earlier than forty-five (45) days prior to the initially scheduled Closing Date and shall be substantially in the form of Exhibit K-2 attached hereto and incorporated herein by this reference; provided, however, that in the event any Major Tenant or Other Tenant refuses to execute such form, the form of estoppel executed by such Major Tenant or Other Tenant shall be the form such Major Tenant or Other Tenant is required to provide pursuant to the terms of such Major Tenant's or Other Tenant's Lease.
     In the event Seller cannot for any reason obtain a tenant estoppel letter from any Other Tenant, Seller shall deliver to Buyer a Seller's (landlord) estoppel letter in the form of Exhibit K-3 attached hereto and incorporated herein by this reference. Seller's liability under Seller's estoppel letters shall expire and be of no further force or effect on the one hundred eightieth (180th) day following the Closing Date; provided, however, that if prior to the expiration of such one hundred eighty (180) day period, Seller shall obtain an estoppel certificate from any such tenant after delivery of such Seller's estoppel letter with respect to such tenant, Seller's (landlord) estoppel letter shall, as of the date of such tenant's estoppel letter, be without further force or effect.

              (f) Notice to Tenants. A single form letter in the form of Exhibit L attached hereto and incorporated herein by this reference to each tenant under the Leases, duplicate copies of which would be sent notifying it of the sale of the Property to Buyer and advising it that all future payments of rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer.

              (g)  Non-Foreign Status Affidavit.  A non-
     foreign status affidavit in the form of Exhibit M attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal
     Revenue Code.

              (h) Evidence of Authority. A certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement.

              (i)  Seller's Certificate.  The Certificate of
     Seller certifying to the matters set forth in Section
     8.2.

              (j) Property Documents. (i) To the extent in the possession of Seller or the current manager of the Property, (x) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Property, (y) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all books and records (excluding appraisals, budgets, Seller's strategic plans for the Property, marketing information, submissions relating to Seller's obtaining of corporate authorization, or other information in the possession or control of Seller or the Property Manager which is privileged (provided that inadvertent disclosure shall not constitute a waiver of any privilege)) located at the Property or at the office of the Property Manager relating to the Property and the ownership and operation thereof (the items described in clauses (i) and (ii) being herein collectively called the "Property Documents").

              (k) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

              (l)  Letters of Credit as Tenant Security
     Deposits. With respect to any security deposits which are letters of credit, Seller shall, if the same are assignable, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith.

              (m) Keys and Original Documents. Keys to all locks on the Real Property (in Seller's or the Property Manager's possession) and originals or, if originals are not available, copies, of the Leases and Contracts (unless canceled as set forth herein) encumbering the Property on the Closing Date.

              (n)  Transfer Taxes.  If applicable, duly
     completed and signed real estate transfer tax returns.

             6.4   Buyer Closing Deliveries.  At the
 Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent the following:

              (a)  Balance.  The Balance, as adjusted for
     apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

              (b)  Assignment of Leases.  The Assignment of
     Leases executed and acknowledged by Buyer.

              (c)  Assignment of Equipment Leases,
     Commission Agreements and Service Contracts.  The
     Assignment of Contracts executed and acknowledged by Buyer.

              (d)  Buyer's Certificates.  The certificate of
     Buyer required under Article 4 hereof and a certificate of Buyer certifying as to the matters set forth in
     Section 8.1.

              (e)  Buyer's ERISA Certificate.  The
     certificate of Buyer substantially in the form of Exhibit N attached hereto and incorporated herein by this reference and any other certificate or other information reasonably required by Seller to satisfy
     Seller that the Transaction does not constitute a non-exempt prohibited transaction under the Employee
     Retirement Income Security Act of 1974, as amended
     ("ERISA") and that the Transaction complies with ERISA in all respects.

              (f)  Evidence of Authority.   Documentation to
     establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer and its general partners, as they may have been amended from time to time, resolutions of Buyer and its general partners and incumbency certificates of Buyer and its general partners).

              (g)  Other Documents.   Such other documents
     as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

              (h)  Transfer Taxes.  If applicable, duly
     completed and signed real estate transfer tax returns.

             6.5   Delivery of Deed.  Effective upon
 delivery of the Deed, actual and exclusive possession
 (subject only to the Permitted Exceptions) and risk of loss to the Property shall pass from Seller to Buyer.


                    ARTICLE 7 - CONDITIONS TO CLOSING

             7.1   Seller's Obligations.   Seller's
 obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

              (b)  Representations True.  All
     representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

              (d) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in
     Section 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

             7.2 Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

              (a)  Representations True.  Subject to the
     provisions of Section 8.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

              (b) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement; and

              (c)  Seller's Deliveries Complete.  Seller
     shall have delivered all of the documents and other items required pursuant to Section 6.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

              (d)  No Material Adverse Change.  No event
     shall have occurred between the end of the Due Diligence Period and the Closing Date that shall cause the value of the Property to decrease by more than Two Hundred Fifty Thousand Dollars ($250,000), as reasonably determined by Buyer, nor shall have occurred any environmental contamination of the Property between the end of the Due Diligence Period and the Closing Date.


             7.3   Waiver of Failure of Conditions
 Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Buyer or Seller may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction, Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. In the event any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled, Buyer or Seller (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of Article 10.

               ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

             8.1   Buyer's Representations.  Buyer
 represents and warrants to, and covenants with, Seller as follows:

              8.1.1     Buyer's Authorization.  Buyer is
     duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, and is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership or corporate action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the agreement of partnership or articles of incorporation and by-laws of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

              8.1.2     Buyer's Financial Condition.
     Buyer's financial condition is as is represented to Seller on any financial statements previously submitted to Seller by Buyer.

             8.2   Seller's Representations.  Seller
 represents and warrants to Buyer as follows:

              8.2.1     Seller's Authorization.  Seller is
     (a) duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) subject to obtaining the approvals described in Subsection 7.1(a), is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and
     (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. Subject to obtaining the approvals described in Subsection 7.1(a), this Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite corporate action on the part of Seller and are the valid and legally binding obligation of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the partnership agreement by which Seller was formed or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

              8.2.2       Designated Employee.  The
     Designated Employee (as defined below) is, as of the date of execution of this Agreement, the employee of Seller responsible for the asset management of the Property.

              8.3  Other Seller's Representations.  To
     Seller's knowledge (as such term is hereinafter defined):

                   (a)  Except as listed in Exhibit O
              attached hereto and incorporated herein by this reference, Seller has not received any written notice of pending or threatened litigation against Seller which would adversely affect the Property.

                   (b)  Seller has not entered into any
              service, supply, maintenance or utility
              contracts affecting the Property which will be binding upon Buyer after the Closing other than the Contracts listed in Exhibit B attached hereto.

                   (c)  Seller has not received any written
              notice of default under the terms of any of the Contracts except as listed in Exhibit O attached hereto.

                   (d)  As of the date of this Agreement,
              the only tenants of the Property are the tenants listed in Exhibit I attached hereto and incorporated herein by this reference.

                   (e)  Except as listed in Exhibit O
              attached hereto, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.

                   (f)  All non-confidential books, records
              and files relating to the Property and used by Seller in its ordinary course of business or for the purpose of reporting to its investors (excluding appraisals, budgets, Seller's strategic plans for the Property, marketing information, submissions relating to Seller's obtaining of corporate authorization, or other information in the possession or control of Seller or the Property Manager which is privileged (provided that inadvertent disclosure shall not constitute a waiver of any privilege)) located at Seller's offices at 2029 Century Park East, Suite 2050, Los Angeles, California or the Property Manager's office, have been made available to Buyer. All such books, records and files have been maintained in the ordinary course of business at Seller's offices at 2029 Century Park East, Suite 2050, Los Angeles, California or the Property Manager's office.


             8.3   General Provisions.

              8.3.1     No Representation As to Leases.
     Seller does not represent or warrant that any particular
     Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

              8.3.2 Definition of "Seller's Knowledge". All references in this Agreement to "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of John Woo (the "Designated Employee") and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employee. There shall be no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

              8.3.3     Seller's Representations Deemed
     Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, or any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "Buyer's Representatives") or otherwise obtained by Buyer or Buyer's Representatives contains information which is inconsistent with such representation or warranty.

              8.3.4     Notice of Breach; Seller's Right to
     Cure.  If after the expiration of the Due Diligence
     Period but prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated by Buyer to exceed
     Fifty Thousand Dollars ($50,000).

              8.3.5     Survival; Limitation on Seller's
     Liability. The representations and warranties made by Seller in Section 8.2 shall survive the Closing and not be merged therein for a period of one hundred eighty
     (180) days and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the one hundred eightieth (180th) day after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties herein or in any documents executed by Seller at Closing (including, but not limited to, any Seller estoppel letters delivered pursuant to Section 6.3(e)) shall be limited as set forth in Section 14.16 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or
     (b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than Fifty
     Thousand Dollars ($50,000). Section 8.3.5(ii) shall not apply to the extent that Seller's liability arises from its fraudulent actions or fraudulent omissions, as determined by a court of competent jurisdiction
     (sustained on appeal, if any).


                          ARTICLE 9 - COVENANTS

             9.1   Buyer's Covenants.  Buyer hereby
 covenants as follows:

              9.1.1 Confidentiality. Buyer acknowledges that any information furnished to Buyer with respect to the Property is and has been so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to or for the benefit of Buyer whether by agents, consultants, employees or representatives of Buyer or by Seller or any of its agents, representatives or employees, including, but not limited to, any information obtained by Buyer or any of Buyer's Representatives in connection with any studies, inspections, testings or analyses conducted by Buyer as part of its Due Diligence. In the event the Closing does not occur and this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it, and (ii) as any governmental agency may require in order to comply with applicable laws or regulations. The provisions of this Subsection 9.1.1 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

              9.1.2 Approvals not a Condition to Buyer's Performance. Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or
     (d) endorsements to the Title Policy.

              9.1.3     Buyer's Indemnity; Delivery of
     Reports. Buyer hereby agrees to indemnify, defend, and hold Seller, its counsel, CB Commercial Real Estate Group, Inc. ("Broker"), its sales agents, each partner, officer, director, employee, agent or attorney of Seller, their respective counsel, Broker or its sales agents and each other party related in any way to the foregoing parties (collectively, the "Seller Parties"), and the Property free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees and costs), arising out of or resulting from the entry and/or the conduct of activities upon the Property by Buyer, its agents, contractors and/or subcontractors in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. This Section 9.1.3 shall not apply to pre-existing conditions at the Property, except to the extent such pre-existing conditions are exacerbated by such entry and/or activities upon the Property. Buyer shall deliver promptly to Seller copies of all third party reports commissioned by Buyer evidencing the results of tests, studies or inspections of the Property.

             9.2   Seller's Covenants.  Seller hereby
 covenants as follows:

              9.2.1 Service Contracts. Without Buyer's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date Seller shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty
     (30) days' notice.

              9.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by
     Article 11 hereof, between the date hereof and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; provided, however, that Buyer hereby agrees that it shall accept the Property subject to, and Seller shall have no obligation to cure, (i) all violations of law or municipal ordinances, orders or requirements and (ii) all physical conditions which would give rise to violations existing, which, with respect to both clauses (i) and (ii), exist on the last day of the Due Diligence Period or which arise between the last day of the Due Diligence Period and the Closing Date. Between the date hereof and the Closing Date, Seller shall not intentionally take any affirmative action that would constitute a material violation of any law or ordinance relating to the Property and Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority relating to the violation of any law or ordinance regulating the condition or use of the Property.

              9.2.3     Access to Property and Property
     Documents. Between the date hereof and the expiration of the Due Diligence Period Seller shall allow Buyer or Buyer's representatives access to the Property and the Property Documents upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property, the rights of tenants or any of the other operations of Seller or Property Manager; (b) Buyer shall not contact any tenant without Seller's prior written consent; (c) after the expiration of the Due Diligence Period Buyer shall not be permitted to perform any further testing or other physical evaluation of the Property prior to Closing;
     (d) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property; and (e) Buyer shall return the Property and Property Documents to their condition existing prior to such tests and inspections. Prior to such time as Buyer or any of Buyer's Representatives enter the Property, Buyer shall obtain policies of general liability insurance which name
     Seller as an additional insured and which are with such insurance companies, provide such coverages and carry such limits as Seller shall reasonably require.
     Promptly after Seller's request therefor, Buyer shall provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

             9.3   Mutual Covenants.

              9.3.1     Publicity.  Seller and Buyer each
     hereby covenant that prior to the Closing neither Seller nor Buyer shall issue any press release or public statement (a "Release") with respect to the Transaction without the prior consent of the other, except to the extent required by law. If either Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

              9.3.2 Broker. Seller and Buyer expressly acknowledge that Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker.
     Seller and Buyer each represents and warrants to the other that it has not dealt with any other broker in the Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section.

              9.3.3     Survival.  The provisions of this
     Section 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.


                   ARTICLE 10 - FAILURE OF CONDITIONS

             10.1  To Seller's Obligations.  If, on or
 before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) proceed to close the Transaction.

 FROM AND AFTER THE DATE HEREOF, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED FOR ANY REASON, EXCEPT A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLER, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 10.1 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING (AS DEFINED IN SECTION 6.1 HEREOF) DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. BY THEIR SEPARATELY EXECUTING THIS SECTION 10.1 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

 SELLER:      BUYER:

 ________________  ________________

             10.2  To Buyer's Obligations.  If, at the
 Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller's material representations or warranties are untrue in any material respect, or
 (iii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller.


                   ARTICLE 11 - CONDEMNATION/CASUALTY

             11.1  Condemnation.

              11.1.1    Right to Terminate.  If, prior to
     the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify

     Buyer in writing of such fact promptly after obtaining knowledge thereof, either Buyer or Seller shall have the right to terminate this Agreement by giving written notice to the other no later than ten (10) days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "significant portion" of the Property shall mean such a portion as shall have a value, as reasonably determined by Seller, in excess of Two
     Hundred Fifty Thousand Dollars ($250,000). If either party elects to terminate this Agreement as aforesaid, the provisions of Section 11.4 shall apply.

              11.1.2    Assignment of Proceeds.  If (a)
     neither Seller nor Buyer elects to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or if (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys' fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.

             11.2 Destruction or Damage. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than Two Hundred Fifty Thousand Dollars ($250,000) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to the deductible amount applicable under Seller's casualty policy (less all costs and expenses, including attorneys' fees and costs, incurred by Seller as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "Realization Costs")), and Seller shall assign to Buyer all of Seller's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair would equal or exceed Two Hundred Fifty Thousand Dollars ($250,000), or the casualty is an uninsured casualty, then, notwithstanding anything to the contrary set forth above in this section, either Buyer or Seller shall have the right, at its respective election, to terminate this Agreement. Buyer and Seller shall have thirty
 (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to the other of a written election notice (the "Election Notice") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. The failure by Buyer and Seller to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event neither party elects to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Seller's casualty insurance policy.

             11.3  Insurance.  Seller shall maintain the
 property insurance coverage currently in effect for the Property through the Closing Date.

             11.4 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1 or Section 11.2, Seller promptly shall direct that the Deposit be refunded to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

             11.5  Waiver.  The provisions of this Article
 11 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this
 Article 11.


                           ARTICLE 12 - ESCROW

             The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the "Escrow Deposits"), together with all interest earned thereon, shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

              (a) The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

              (b)  If the Closing occurs, the Escrow Agent
     shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date by wire transfer.

              (c)  If for any reason the Closing does not
     occur, the Escrow Agent shall deliver the Escrow
     Deposits and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection 12.1(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

              (d)  The parties acknowledge that the Escrow
     Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith,and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

              (e)  Buyer shall pay any income taxes on any
     interest earned on the Deposit. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is ____________________.

              (f)  The Escrow Agent has executed this
     Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article 12.

              (g)  The escrow fee, if any, charged by the
     Escrow Agent shall be shared equally by Seller and Buyer.


                      ARTICLE 13 - LEASING MATTERS

             13.1  New Leases.  After the date hereof,
 except as set forth in the fourth sentence of this Section 13.1, Seller shall not, without Buyer's prior written consent in each instance, which consent shall be given or denied within three (3) business days after receipt by Buyer of the information referred to in the next sentence, enter into a new lease for space in the Property or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease). Seller shall furnish Buyer with all information regarding any proposed new leases, renewals and extensions reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. If Buyer fails to approve in writing any such proposed new lease, renewal or extension, as the case may be, within three (3) business days after receipt of the aforementioned information, Buyer shall be deemed to have rejected the proposed new lease, renewal or extension, as the case may be. If Buyer rejects or is deemed to have rejected the proposed action, Seller nevertheless retains full right, power and authority to, and shall be entitled to, execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same. The foregoing notwithstanding, in the event Buyer has rejected or is deemed to have rejected the proposed action but Seller nonetheless proceeds to effect it, Buyer shall have the right, within three (3) business days after receipt of Seller's notice that Seller has taken such action, to elect to continue the effectiveness of this Agreement by the delivery to Seller of a written notice of continuation. If Buyer delivers a notice of continuation to Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section
 13.1. If Buyer fails to deliver a notice of continuation within such time period, this Agreement shall be deemed terminated, the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. Seller shall deliver to Buyer a true and complete copy of each such new lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof.

             13.2 Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Lease Expenses (as defined below) arising out of or in connection with:

              (a)  any extensions, renewals or expansions
     under the Leases exercisable and exercised by any tenant between the date of this Agreement and the Closing Date;
     and

              (b)  any lease for space at the Property
     entered into between the date of the full execution of the Letter of Interest and the Closing Date, or any extension, renewal or expansion of a Lease where such Lease does not provide for its extension, renewal or expansion, entered into on or after the date of this Agreement (a "New Lease").

 "Lease Expenses" shall mean all fees, costs and expenses incurred by Seller prior to the Closing in connection with the matters described in paragraphs (a) and (b) above if and to the extent such fees, costs and expenses were described (in terms of the type of the fee, expense and the amount thereof) in the summary of the proposed lease transaction delivered to Buyer in connection with Seller's request for Buyer's approval of such lease transaction, and shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction,
 (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal,
 (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (C) with respect to any New Lease, the entire initial term of any New Lease, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property). At the Closing, Buyer shall assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Lease Expenses unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for such Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Lease Expenses and the payment thereof.

             13.3 Other Lease Activity. Except as provided in this Section 13.3, without the prior consent of Buyer, which shall not be unreasonably withheld (a) no Lease shall be modified or amended except as provided in Section 13.1 with respect to extensions, renewals or expansions of Leases and the execution of New Leases, (b) Seller shall not consent to any assignment or sublease in connection with any Lease or New Lease and (c) Seller shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the Lease or New Lease. In furtherance of the foregoing, Seller shall deliver to Buyer a written notice of each proposed action of the type described in clauses (a) through
 (c) above which Seller has been asked or proposes to take, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor. Buyer shall notify Seller in writing whether or not it approves such action within three (3) business days after delivery to Buyer of Seller's notice containing the aforementioned information. If Buyer notifies Seller that it disapproves such action, Buyer's notice shall state with specificity the reasons for such disapproval. If Buyer shall not give written notice of its approval or disapproval of such action within such three (3) business day period, Buyer shall be deemed to have disapproved such action. If any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed ipso facto to have approved such action. Subject to its reimbursement rights pursuant to
 Section 13.2, Seller shall perform all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the Closing Date.

             13.4  Lease Enforcement.  Subject to the
 provisions of Section 13.3 above, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants.

             13.5  Lease Termination Prior to Closing.   The
 termination of any Lease or New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise) prior to the Closing shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.


                       ARTICLE 14 - MISCELLANEOUS

             14.1  Buyer's Assignment.  Buyer shall not
 assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void; provided, however, that Buyer shall have the one-time option to assign this Agreement to a single-purpose entity that Buyer or another entity capitalized by a Whitehall Real Estate Fund controls and owns the right to receive, directly or indirectly, at least 50% of the profits and losses (a "Related Party"). Upon delivery to Seller of a written assignment to a Related Party, and execution and delivery to Seller by such Related Party of a written agreement of assumption in favor of Seller, Buyer shall enter into a mutual release with Seller, pursuant to which Buyer and Seller shall release each other from any further obligations under this Agreement (other than Seller's ongoing obligations hereunder to the applicable Related Party).

             14.2  Designation Agreement.  Section 6045(e)
 of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent ("Agent") is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).
 Accordingly:

              (a)  Agent is hereby designated as the
     "Reporting Person" (as defined in the Reporting
     Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting
     Requirements to be performed by the Reporting Person for the Transaction.

              (b) Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

              (c)  Agent hereby requests Seller to furnish
     to Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Agent, under penalties of perjury, that Seller's correct taxpayer identification number is 13-3173903.

              (d)  Each of the parties hereto shall retain
     this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

             14.3  Survival/Merger.  Except for the
 provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

             14.4  Integration; Waiver.  This Agreement,
 together with the Schedules and Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

             14.5  Governing Law.  This Agreement shall be
 governed by, and construed in accordance with, the law of the State in which the Property is located.

             14.6  Captions Not Binding; Schedules and
 Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

             14.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             14.8  Severability.  If any term or provision
 of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

             14.9  Notices.  Any notice, request, demand,
 consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

             IF TO BUYER:

              c/o WCB Properties Limited Partnership
              450 Newport Center Drive
              Suite 304
              Newport Beach, California  92660
              Attention:  Robert V. Neary, Esq.
                         Senior Vice President and General Counsel


             COPY TO:

              c/o WCB Properties Limited Partnership
              450 Newport Center Drive
              Suite 304
              Newport Beach, California  92660
              Attention:  Mr. Brad Baker

             COPY TO:

              Munger, Tolles & Olson
              355 South Grand Avenue
              35th Floor
              Los Angeles, California  90071
              Attention:  O'Malley M. Miller, Esq.


             IF TO SELLER:

              Prudential Acquisition Fund I, L.P.
              Prudential Real Estate Investors
              2029 Century Park East, Suite 2050
              Los Angeles, California  90067-3022
              Attention: John Woo, Vice President


             COPY TO:

              Prudential Acquisition Fund I, L.P.
              Prudential Asset Management Group
              Real Estate
              51 JFK Parkway
              Short Hills, New Jersey 07078
              Attention: Regional Counsel

             14.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

             14.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded.

             14.12 Additional Agreements; Further
 Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

             14.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

             14.14 ERISA.  To satisfy compliance with ERISA,
 Buyer represents and warrants to Seller that:

              (a)  Neither Buyer nor any of its affiliates
     (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PTE 84-14") has, or during the immediately preceding year has exercised, the authority to appoint or terminate Seller as investment manager of any assets of the employee benefit plans whose assets are held by Seller or to negotiate the terms of any management agreement with Seller on behalf of any such plan;

              (b)  The Transaction is not specifically
     excluded by Part I(b) of PTE 84-14;

              (c)  Buyer is not a related party of Seller
     (as defined in Part V(h) of PTE 84-14); and

              (d)  The terms of the Transaction have been
     negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

 Buyer hereby agrees to execute such documents or provide such information as Seller may require in connection with the Transaction or to otherwise assure Seller that: (i) this is not a prohibited Transaction under ERISA, (ii) that the Transaction is otherwise in full compliance with ERISA and
 (iii) that Seller is not in violation of ERISA by compliance with this Agreement and by closing the Transaction. Seller shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and Seller is satisfied that the Transaction complies in all respects with ERISA. The obligations of Buyer under this section shall survive the Closing and shall not be merged therein.

             14.15 Business Day.  As used herein, the term
 "business day" shall mean any day other than a Saturday, Sunday, or any Federal or State of New Mexico holiday.

             14.16 Seller's Maximum Aggregate Liability.
 Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein) and any and all documents executed pursuant hereto or in connection herewith (including, without limitation, any Seller's estoppel letter provided in accordance with the terms of
 Section 6.3(e) hereof), for which a claim is timely made by Buyer shall not exceed One Million Dollars ($1,000,000). The provisions of this section shall survive the Closing and shall not be merged therein.

             IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

                             PRUDENTIAL ACQUISITION FUND I,
                              L.P., a Delaware limited
                              partnership

                             By:  Prudential Realty
                                   Partnerships, Inc., a
                                   Delaware corporation
                                  General Partner

                                  By:  The Prudential
                                        Insurance Company of
                                        America, a New Jersey
                                        corporation
                                       Its Agent

                                       By: /s/ Peter L. Ruggiero
                                          --------------------------
                                          Peter L. Ruggiero
                                          Vice President

                             WCB PROPERTIES LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership

                             By:  WCB Management Gen-Par,
                                   Inc., a Delaware
                                   corporation
                                  General Partner


                                  By: /s/ Ted L. Hoover
                                     ------------------------------
                                     Name: Ted L. Hoover
                                          -------------------------
                                     Its: Executive Vice President
                                         --------------------------

                                    31
PAGE

The undersigned has executed this
 Agreement solely to confirm its
 agreement to (i) hold the Escrow
 Deposits in escrow in accordance
 with the provisions hereof and
 (ii) comply with the provisions
 of Article 12 and Section 14.2.

 FIDELITY TITLE COMPANY



 By: /s/ Richard A. Davis
    -----------------------
    Name: Richard A. Davis
         ------------------
    Its: Vice President
        -------------------

    Date: September 25, 1996
         ----------------------

                                EXHIBIT A

                            LEGAL DESCRIPTION


    Tract One - SNOW HEIGHTS ADDITION, a Replat of a
     Portion of Block "A", SNOW HEIGHTS ADDITION, as the same is shown and designated on the Summary Plat filed in the Office of the County Clerk of Bernalillo County, New Mexico, on September 28,
     1981, as Document Number 81-51559, recorded in Vol.
     C18, folio 189, records of Bernalillo County, New
      Mexico.

                                EXHIBIT B

              LIST OF CONTRACTS AND LEASING COMMISSIONS DUE


             Contractor           Contract Date       Expiration Date

    1.       Harley's Building         May 1, 1996         April 30, 1997
             (Janitorial Services)

    2.       U.S. Elevator             August 1, 1996      July 31, 1997

    3.       Burns Security            August 1, 1992      month- to-month

    4.       All Seasons               January 1, 1992     December 31, 1996
             (Exterior Landscaping)

    5.       Southwest Growers         January 1, 1992     month-to-month
             (Interior Landscaping)

    6.       CMC Technology (HVAC)     January 1, 1992     month-to-month

                                EXHIBIT C

               LIST OF LICENSES PERMITS AND AUTHORIZATIONS


    1.       Elevator Permit No. 07400, April 25, 1996

    2.       Elevator Permit No. 07399, April 25, 1996

    3.       Elevator Permit No. 06535, August 3, 1995

                                EXHIBIT D

                     SELLER'S ENVIRONMENTAL REPORTS


    1.       Elevator Shaft (#3) hydraulic fluid
              investigative report by CDM Engineers &
              Constructors Inc., dated July 5, 1995.

    2. PCB Questionnaire by CenterWest Properties, dated February 7, 1989.

    3. Asbestos Survey Report by BCM Converse Inc., dated June 18, 1986.

                                EXHIBIT E

             FORM OF BUYER'S AS-IS CERTIFICATE AND AGREEMENT


             THIS CERTIFICATE AND AGREEMENT ("Agreement"),
 is made as of the        day of           , 1996, by WCB
 PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer") to and for the benefit of PRUDENTIAL
 ACQUISITION FUND I, L.P., a Delaware limited partnership
 ("Seller").

                                RECITALS

             Seller, as seller, and Buyer, as buyer, are parties to a Purchase and Sale Agreement ("Sale Agreement") dated as of September 6, 1996, which provides for the sale of certain real property (the "Property") located in County of Bernalillo, State of New Mexico, as legally described on Exhibit A attached to the Sale Agreement and incorporated herein by this reference. Any initially capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Sale Agreement; and

             The Sale Agreement requires, inter alia, that, as a condition precedent to Seller's obligations under the Sale Agreement, Buyer shall execute and deliver this Agreement to Seller at Closing.

             NOW, THEREFORE, in consideration of TEN AND
 NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:

             1.    Buyer acknowledges that, prior to the
 date hereof:

              (a) Buyer has conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the "Investigations"); and

              (b)  Seller has made available to Buyer and
     otherwise allowed Buyer access to the Title Report, the Survey, the Title Documents, the Leases, the Contracts, the environmental reports listed on Exhibit D attached to the Sale Agreement, and the other reports, documents, books and records listed on Schedule 1 hereto (all of the foregoing documents described in this clause (b) being herein collectively called the "Documents").

     Buyer has reviewed, examined and evaluated all Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate. In particular, Buyer has determined to its satisfaction the assignability of any Documents to be assigned hereunder. Buyer acknowledges and agrees that it (w) is familiar with the physical condition of the Property, (x) has completed its due diligence with respect to the Property and the Documents to its satisfaction,
     (y) is acquiring the Property based exclusively upon its own investigations and inspections of the Property and the Documents, and (z) shall have no additional period after the date hereof to conduct further physical due diligence regarding the Property.

             2.    Buyer acknowledges and agrees that
 (a) the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, "as is, where is, with all faults", with no right of setoff or reduction in the Purchase Price; (b) except for Seller's representations and warranties set forth in Section 8.2 of the Sale Agreement and the limited warranty of title to be given in the deed (herein collectively called the "Seller's Warranties"), none of Seller, its counsel, CB Commercial Real Estate Group, Inc. ("Broker"), its sales agents, nor any partner, officer, director, employee, agent or attorney of Seller, its counsel, Broker, or its sales agents, nor any other party related in any way to any of the foregoing (all of which parties are herein collectively called the "Seller Parties") have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of the Investigations; and (c) Buyer has confirmed independently all information that it considers material to its purchase of the Property or the Transaction. Buyer specifically acknowledges that, except for Seller's Warranties, Buyer is not relying on and has not relied on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, as to: (i) the operation of the Property or the income potential, uses, or merchantability or fitness of any portion of the Property for a particular purpose; (ii) the physical condition of the Property or the condition or safety of the Property or any improvements thereon, including, but not limited to, plumbing, sewer, heating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any improvements thereon for a particular purpose; (iii) the presence or absence, location or scope of any Hazardous Materials in, at, or under the Property; (iv) whether the appliances, if any, plumbing or utilities are in working order; (v) the habitability or suitability for occupancy of any structure and the quality of its construction; (vi) whether the Improvements are structurally sound, in good condition, or in compliance with applicable municipal, county, state or federal statutes, codes or ordinances; (vii) the accuracy of any statements, calculations or conditions stated or set forth in Seller's books and records concerning the Property or set forth in any of Seller's offering materials with respect to the Property;
 (viii) the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, revenue or expense projections related to the Property; (ix) the operating performance, the income and expenses of the Property or the economic status of the Property; (x) the ability of Buyer to obtain any and all necessary governmental approvals or permits for Buyer's intended use and development of the Property or any of the Documents; (xi) the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property; and (xii) Seller's ownership of any portion of the Property. Except for Seller's Warranties, Buyer further acknowledges and agrees that Seller is under no duty and was under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to Seller, its officers, directors, contractors, agents or employees.

             3. Any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of law or to comply with the requirements of any insurer. Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer's sole cost and expense.

             4.    Buyer acknowledges and agrees that
 Buyer's obligations hereunder shall remain in full force and effect with Buyer having no right to terminate or modify this Certificate regardless of any facts or information learned by Buyer after the date hereof.

             5.    Buyer, for Buyer and Buyer's successors
 and assigns, hereby releases Seller from, and waives all claims and liability, known and unknown, foreseen or unforeseen, against Seller for or attributable to the following:

              (a)  any and all statements or opinions
     heretofore made, or information furnished with respect to the Transaction, by the Seller Parties to Buyer or its agents or representatives, except for Seller's
     Warranties; and

              (b) any structural, physical or environmental condition at the Property, including without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.
     Section 9601 et seq., As amended by SARA [Superfund Amendment and Reauthorization Act of 1986] and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., or any related claims or causes of action or any other federal or state based statutory or regulatory causes of action for environmental contamination at, in or under the Property.

              (c)  Except for any claims arising (i) on
     account of Seller's breach of any obligation of Seller under the Sale Agreement that survives Closing, (ii) under the Assignment of Leases, (iii) under the Assignment of Contracts and (iv) under any Seller's estoppel certificate delivered concurrently herewith pursuant to the Sale Agreement, any losses, costs, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever attributable to the Property, whether arising before, on or after the date hereof, including, without limitation, all losses, costs, claims liabilities, expenses and demands with respect to the structural, physical or environmental condition of the Property, and any and all obligations (contractual, legal or equitable) arising out of the Property (including, without limitation, any Hazardous Materials in, at, under or about the Property).

             6.    Except as expressly provided to the
 contrary in this Section 6, Buyer hereby assumes and takes responsibility and liability for all obligations arising after the Closing attributable to the structural, physical or environmental condition of the Property (including, without limitation, any Hazardous Materials, in at, under or about the Property) and Buyer agrees to indemnify, defend and hold harmless Seller from any loss, cost, claim, liability, expense or demand with respect thereto that arises after the Closing, including, without limitation, claims of any subsequent purchasers of the Property or any lessees of any owners of the Property (collectively, "Covered Claims"). Notwithstanding the foregoing, (i) Buyer is not assuming, shall not be obligated to indemnify Seller against, and "Covered Claims" shall exclude, any losses, costs, claims, liabilities, expenses or demands that arise after the Closing to the extent Buyer proves that the injury or damage giving rise to such loss, cost, claim, liability expense or demand occurred prior to the Closing, and (ii) Seller shall not require Buyer to repair the Property or remediate conditions at the Property in the absence of a Covered Claim. By its execution of this Agreement, Buyer hereby agrees that it shall at all times comply with all applicable federal, state and local laws, rules and regulations involving Hazardous Materials in, at, or under the Property or their removal from the Property; provided that such obligation to comply with such laws, rules and regulations shall not, by itself, impose an affirmative obligation on Buyer to indemnify Seller with respect to Hazardous Materials present on the Property on or before the Closing.

             7. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than
 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

             8.    Buyer acknowledges and agrees that the
provisions of this Agreement were a material factor in Seller's acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless Seller and the other Seller Parties are expressly released as set forth in Section 5 and Buyer assumes the obligations specified in, and provides the indemnifications set forth in, Section 8.

             IN WITNESS WHEREOF, Buyer has executed this
Agreement as of the date first set forth hereinabove.


                             WCB PROPERTIES LIMITED PARTNERSHIP,
                             a Delaware limited partnership

                             By:  WCB Management Gen-Par, Inc.,
                                  a Delaware corporation
                                  General Partner


                                  By:___________________________
                                     Name:
                                     Its:

                                  E-5
PAGE

                                 EXHIBIT F

                           FORM OF WARRANTY DEED

RECORDING REQUESTED BY
AND WHEN RECORDED DELIVER TO:

___________________________
___________________________
___________________________
___________________________


                               WARRANTY DEED

    Prudential Acquisition Fund I, L.P., a Delaware Limited Partnership, whose address is 100 Gold Street, New York, NY 10297, for consideration paid, grants to WCB Properties Limited Partnership, a Delaware Limited Partnership, the following described real estate in Bernalillo County, New Mexico:

             TRACT ONE - SNOW HEIGHTS ADDITION, a
             Replat of a portion of Block "A",
             SNOW HEIGHTS ADDITION, as the same is
             shown and designated on the Summary
             Plat thereof, filed in the Office of
             the County Clerk of Bernalillo
             County, New Mexico, on September 28,
             1981, and recorded in plat Book C-18,
             page 189, records of Bernalillo
             County, New Mexico.

    SUBJECT TO:    patent reservations and restrictions of
    record; existing easements and rights-of-way; assessments;
    taxes for 1995 and all subsequent years; and other matters of record; and

with warranty covenants.

IN WITNESS WHEREOF, Grantor has caused this Warranty Deed to be executed as of this ___ day of __________ 1996.

                             PRUDENTIAL ACQUISITION FUND I,
                             L.P., a Delaware limited
                             partnership

                             By:  Prudential Realty
                                  Partnerships, Inc., a Delaware
                                  corporation
                                  General Partner

                                  By:  The Prudential Insurance
                                       Company of America, a New
                                       Jersey corporation
                                       Its Agent


                                       By:___________________________
                                            John Woo
                                            Vice President

PAGE

STATE OF -----------------------)
                                )
COUNTY OF ----------------------)


The foregoing instrument was acknowledged before me on ______________________, 19___ by _______________________,
__________________________ of Prudential Acquisition Fund I,
L.P., a Delaware limited partnership, on behalf of said partnership.



_______________________, Notary Public

My Commission Expires:

______________________

                                 EXHIBIT G

                           FORM OF BILL OF SALE


             WHEREAS, by special warranty deed (the "Deed") of even date herewith, PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Seller") conveyed to WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"), that certain tract of land more particularly described in Exhibit 1 attached to the Deed and incorporated herein by this reference, together with all improvements located thereon ("Real Property").

             WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

             NOW, THEREFORE, in consideration of the receipt of TEN AND
NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED,
SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to all tangible personal property owned by Seller (excluding any computer or computer equipment and software), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding appraisals, budgets, marketing information or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Real Property (herein collectively called the "Personal Property"), to have and to hold, all and singular, the Personal Property unto Buyer forever.

             EXECUTED this _____ day of ______________________, 19____, TO BE
EFFECTIVE as of the _____ day of ___________________, 19____.

                             SELLER:

                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President

                                 EXHIBIT H

                       FORM OF ASSIGNMENT OF LEASES



RECORDING REQUESTED BY
AND WHEN RECORDED DELIVER TO:

___________________________
___________________________
___________________________
___________________________


                           ASSIGNMENT OF LEASES


             THIS ASSIGNMENT OF LEASES ("Assignment"), is made by and between PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Assignor") and WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee").



                           W I T N E S S E T H:

             WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of September 6, 1996, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property described on
Exhibit 1 attached hereto and incorporated herein by this reference, and the improvements located thereon ("Property") as more particularly described in the Sale Agreement; and


             WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and Assignee shall assume all of the obligations of Seller under such leases from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

             1. Assignment of Tenant Leases. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under those certain tenant space leases set forth in Exhibit 2 attached hereto and incorporated herein by this reference ("Leases"). Assignee hereby assumes all liabilities and obligations of Assignor under the Leases and hereby agrees to indemnify, defend and hold harmless Assignor from all of the liabilities and obligations of Assignor under the Leases whether arising or accruing before, on or after the date hereof. Notwithstanding the foregoing, Assignor hereby agrees to pay, or reimburse Assignee promptly upon demand therefor, as the case may be, for any amounts that were due and payable by Assignor under the Leases prior to the Closing; provided, however, that if the tenant under the applicable Lease has delivered an estoppel certificate to Assignee in connection herewith which states that no such amounts are due and payable, then Assignor shall have no liability to Assignee for any such amounts which the tenant later claims were due and payable as of the date of the estoppel certificate; provided further that Buyer will not be liable for leasing commissions and tenant improvement obligations that arose prior to the date of this Assignment and that are not set forth in the Leases and that are not set forth on Exhibit 2 attached hereto.

             2. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New Mexico applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

             3. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

             EXECUTED this _____ day of _____________, 19____, TO BE
EFFECTIVE as of the _____ day of ____________, 19____.

                             ASSIGNOR:

                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President


                             ASSIGNEE:

                             WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                             By: WCB Management Gen-Par, Inc., a Delaware corporation
                                  General Partner


                                  By:___________________________
                                     Name:
                                     Its:

                                 EXHIBIT 1

                            [Legal Description]

                                 EXHIBIT 2

                             [List of Leases]

PAGE

STATE OF ------------------)
                           )
COUNTY OF -----------------)


The foregoing instrument was acknowledged before me on ______________________, 19___ by _______________________,
__________________________ of Prudential Acquisition Fund I,
L.P., a Delaware limited partnership, on behalf of said partnership.



_______________________, Notary Public

My Commission Expires:

______________________

                                 EXHIBIT I

                              LIST OF TENANTS


                         [See Rent Roll Attached]

                                 EXHIBIT J

                      FORM OF ASSIGNMENT OF CONTRACTS


             THIS ASSIGNMENT OF CONTRACTS ("Assignment"), is made by and between PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Assignor") and WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee").



                           W I T N E S S E T H:

             WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of September 6, 1996, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon ("Property") as more particularly described in the Sale Agreement; and

             WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.


             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

             1. Assignment of Equipment Leases and Commission Agreements. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under (a) if and to the extent assignable by Assignor, all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other agreements relating to the Property that are described in Exhibit 1 attached hereto and incorporated herein by this reference (herein collectively called the "Contracts"), and (b) if and to the extent assignable, all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Property and in Assignor's possession or control (herein collectively called the "Licenses and Permits"). Assignee hereby assumes all obligations under the Contracts and the Licenses and Permits.

             2. Assignment of Warranties and Guarantees. Assignor hereby assigns, set over and transfers to Assignee all of its right, title and interest in, to and under those certain warranties and guarantees set forth in Exhibit 2 attached hereto and incorporated herein by this reference, to the extent assignable.

             3. Indemnity. Assignee agrees to indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature under the Contracts and the Licenses and Permits, whether arising or accruing before, on or after the date hereof. Notwithstanding the foregoing, Assignor hereby agrees to pay, or reimburse Assignee promptly upon demand therefor, as the case may be, for any amounts that were due and payable by Assignor under the Contracts or the Licenses and Permits prior to the Closing.

             4. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New Mexico applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

             5. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

             EXECUTED this _____ day of _____________, 19____, TO
BE EFFECTIVE as of the _____ day of ____________, 19____.

                             ASSIGNOR:

                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President

                             ASSIGNEE:

                             WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                             By: WCB Management Gen-Par, Inc., a Delaware corporation
                                  General Partner



                                  By:___________________________
                                     Name:
                                     Its:

PAGE

                                 EXHIBIT 1

                            [Equipment Leases]

                                 EXHIBIT 2

                        [Warranties and Guaranties]

                                EXHIBIT K-1

                           LIST OF MAJOR TENANTS


    1.       Citicorp Credit Services

    2.       Fidelity National Title

    3.       Gram, Inc.

    4.       Webster University

                                EXHIBIT K-2

                      FORM OF TENANT ESTOPPEL LETTER


PREMISES:

LANDLORD:

LEASE DATED:                           ("Lease")

DATE:

    The undersigned Tenant, in recognition that WCB Properties Limited Partnership or a related entity (in either event, "WCB") is considering an acquisition of the Premises and obtaining a loan to finance such acquisition, hereby certifies to WCB and any lender providing a loan to WCB secured by the Premises ("Lender") that:

    (i) Tenant has accepted possession of the Premises pursuant to the Lease. A true and accurate copy of the Lease is attached hereto. The Lease term commenced on ___________. The termination date of the Lease term, excluding renewals and extensions, is ___________. Tenant has not assigned its rights under the Lease or sublet any portion of the leased premises. The Lease is dated ______________ and has not been amended except as follows: [List the dates of any amendments or modifications of the Lease]


    (ii) Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

    (iii) Except as disclosed in Paragraph 1 above, the Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements or understandings between Landlord and Tenant concerning the Premises. The undersigned does not have any option or preferential right to purchase all or any part of the Premises or the building of which the Premises are a part or any right, title or interest with respect to the Premises or such building other than as Lessee under the Lease.

    (iv) The Lease is valid and in full force and effect, and to the best of Tenant'sknowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or against the payment of rent or other charges under the Lease or in any way relating thereto, or arising out of any other

                                     K-2-1
transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease. Tenant is current in the payment of any taxes, utilities, common area maintenance or other charges to be paid by Tenant.

    (v) There are no actions, whether voluntary or involuntary, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States of America or California.

    (vi) The minimum monthly rent presently payable under the Lease is $_______________. Landlord is holding a security deposit of $_________________. Landlord holds no other funds for Tenant's account. No rent or other sum payable under the Lease has been paid more than one month in advance.

    (vii) There are no deficiencies or other conditions in the building of which the Premises are a part which impair, inhibit or otherwise adversely affect Tenant's operations. Without limiting the generality of the foregoing, Tenant has not advised Landlord of any changes, repairs or alterations that Tenant would require to be made to the Premises as a condition to agreeing to extend or renew the Lease.

    (viii) Tenant acknowledges that, upon WCB's acquisition of the Premises, the Lease will be assigned to WCB as owner and then to Lender as lender, and Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, under the provisions of the assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereunder, without the prior written consent of Lender, that without such consent, no rent may be collected or accepted more than one month in advance and that the interest of the Landlord in the Lease shall be assigned to Lender solely as security for the purposes specified in the assignment and Lender shall assume no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

    (ix) Tenant hereby acknowledges and agrees that if Lender shall succeed to the interest of Landlord under the lease, Lender shall assume (only while owner of and in possession or control of the building or which the Premises are a part) and perform all of the Landlord's obligations under the Lease, but shall not be liable for any act or omission of any prior landlord (including the present Landlord), liable for the return of any security deposit, subject to any offset or defense which Tenant may have against any such prior landlord, bound by any rent or additional rent Tenant may have paid for more than the current month to any such prior landlord or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without its express written consent.

                                    K-2-2

    (x) Tenant shall give Lender prompt written notice of any default of Landlord under the Lease if such default entitles Tenant, under law or otherwise, to terminate the Lease, reduce rent or credit or offset any amount against future rents and shall give Lender reasonable time (but in no event less than 90 days after receipt of such notice) to cure or commence during such default prior to exercising (and as a condition precedent to its right to exercise) any right Tenant may have to terminate the Lease, reduce rent or credit or offset any amounts against the rent. Tenant shall give written notice to any successor in interest of Lender, any transferee who acquired the property by deed in lieu of foreclosure or any successor or assign thereof (collectively, the "Mortgagee").

    (xi) Tenant shall not look to the Mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Premises, in connection with the return of or accountability with respect to any security deposit required by Landlord, unless said sum has actually been received by Mortgagee as security for Tenant's performance under the Lease.

    (xii) Tenant is not under or subject to any environmental consent decree or other enforcement action regarding, nor has Tenant permitted, suffered or itself manufactured, stored, handled, transported, disposed of, spilled, leaked or dumped on the Premises other than in compliance with all laws, rules and regulations applicable to its business, any toxic or hazardous waste, waste product or substance
(as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such waste products or substances). Tenant shall neither permit, suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump, any such toxic or hazardous waste, waste product or substance on the Premises at any time during the term, or extended term, of the Lease other than in compliance with all laws, rules and regulations applicable to its business.

    (xiii) All notices and other communications from Tenant to WCB shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to:

              WCB Properties Limited Partnership
              450 Newport Center Drive, Suite 304
              Newport Beach, CA  92660
              Attn:  Robert V. Neary, Esq.

Or at such other address as WCB or its successors, assigns or transferees shall furnish to Tenant in writing. All notices and other communications from Tenant to Lender shall be given in the same manner provided above and delivered to such address as Lender or its successors, assigns, or transferees shall furnish to Tenant in writing.

    (xiv) As used in this paragraph, (i) "Deeds of Trust" means any one or more deeds of trust encumbering the Premises in favor of Lender or any affiliate thereof, and (ii)

                                   K-2-3

"Transferee" means Lender, or any other person or entity, who acquires title to the Premises pursuant to foreclosure of, or deed in lieu of foreclosure of, any Deed of Trust, and their respective successors and assigns. Tenant shall attorn to any Transferee and pay all rent and perform all obligations under the Lease to such Transferee. Such attornment shall be effective and self-operative without notice and without the execution of any further documents, provided that Tenant shall, upon the written request of such Transferee, promptly confirm such attornment in writing and, if requested by such Transferee, shall enter into a new lease with such Transferee for the balance of the term remaining under the Lease on the same terms and conditions as are contained in the Lease.

              Tenant: ________________________

              By:_____________________________

              Date:___________________________


                                 K-2-4
PAGE

                                EXHIBIT K-3

                   FORM OF SELLER'S ESTOPPEL CERTIFICATE


TO:




RE: Lease dated:

Landlord:

Tenant:

Demised Premises:

Current Base Rental:

             The undersigned ("Seller") hereby certifies as of the date hereof, the following:

             1. Attached hereto is a true, correct and complete copy of the above-described Lease along with all amendments and modifications thereto (the "Lease").

             2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as follows:
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________.

             3. The information describing the Lease as shown above is correct except as follows:
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________.


             This letter is given by Seller to WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer") in connection with the sale of that

                                  K-3-1
certain property described in that certain Purchase and Sale Agreement, dated as of September 6, 1996, by and between Buyer and Seller (the "Sale Agreement") and is intended solely for the benefit of Buyer and no other person or entity may rely on any matter set forth herein.

             Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein with respect to which a claim is made by Buyer against Seller on or before the one hundred eightieth (180th) day after the date hereof; provided, however, that if Seller obtains an estoppel certificate from the tenant identified hereinabove after the date hereof that complies with the terms of
Section 6.3(e) of the Sale Agreement, this letter shall be without further force or effect as of the date of such tenant's estoppel letter.

             Anything in this letter to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties contained herein shall be limited as set forth in Section 14.16 of the Sale Agreement. Notwithstanding the foregoing, however, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under the Sale Agreement to make a claim against Seller for damages that Buyer may incur as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect on or before the date hereof, or
(b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000.

             Dated as of this ____ day of _____________________, 1996.


                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President
                                     K-3-2

                                 EXHIBIT L

                         FORM OF NOTICE TO TENANTS

   Date



RE: Notice of Change of Ownership of
    One Executive Center
    8500 Menaul Boulevard
    Albuquerque, New Mexico


Dear _____________:

             You are hereby notified as follows:

             1. That as of the date hereof, Prudential Acquisition Fund I, L.P. has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the "Property") to WCB Properties Limited Partnership (the "New Owner").

             2. Future notices and rental payments with respect to your lease premises at the Property should be made to the New Owner in accordance with your Lease terms at the following address:

                   ____________________________
                   ____________________________
                   ____________________________
                   ____________________________

             3. Your security deposit in the amount of $_________ has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.


                             Sincerely,

                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President

PAGE

                                 EXHIBIT M

                     FORM OF SELLER'S FIRPTA AFFIDAVIT


             Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership ("Prudential"), the undersigned hereby certifies the following on behalf of Prudential:

             1. Prudential is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

             2. Prudential's U.S. employer tax identification number is 13-3173903; and

             3. Prudential's office address is 751 Broad Street, Newark, New Jersey, 07102-3777.

             Prudential understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

             The undersigned officer of Prudential declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Prudential.

Dated: ___________________, 1996.


                             PRUDENTIAL ACQUISITION FUND I, L.P., a Delaware limited partnership

                             By:  Prudential Realty Partnerships, Inc., a
                                  Delaware corporation
                                  General Partner

                                  By:  The Prudential Insurance Company
                                       of America, a New Jersey
                                       corporation
                                       Its Agent



                                       By:___________________________
                                            John Woo
                                            Vice President

                                 EXHIBIT N

                   FORM OF BUYER'S ERISA REPRESENTATION


______________________, 1996

Prudential Acquisition Fund I, L.P.


Attention:

Re: Sale of (Property Number)
    One Executive Center
    8500 Menaul Boulevard
    Albuquerque, New Mexico


Ladies and Gentlemen:

             To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, the undersigned represents and warrants to Prudential Acquisition Fund I, L.P. ("Prudential") that:

             1. neither the undersigned nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PRE 84-14")) has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan;

             2. the transaction contemplated hereunder is not specifically excluded by Part I(b) of PTE 84-14;

             3. the undersigned is not a related party of Prudential (as defined in V(h) of PTE 84-14); and

             4. the terms of the transaction contemplated hereunder have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

                             WCB PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                             By: WCB Management Gen-Par, Inc., a Delaware corporation
                                  General Partner



                                  By:___________________________
                                     Name:
                                     Its:

PAGE

                                 EXHIBIT O

                  LITIGATION NOTICES, CONTRACT DEFAULTS,
                GOVERNMENTAL VIOLATIONS AND LEASE DEFAULTS



    1. Mary Nielsen allegedly fell in the parking lot of the Building on April 15, 1996, according to a letter from her attorney, Lynn Barnhill of Nancy Garner & Associates, P.C., to
             Terranomics/Prudential Real Estate Investors, dated
             July 9, 1996. Copies of the correspondence relating to this matter are attached to this Exhibit O.